                                                                     EXHIBIT 4.5

================================================================================

                                YOUBET.COM, INC.,

                                   as Issuer,

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,

                                   as Trustee

                                    INDENTURE

                            Dated as of ____________

                            ________________________

================================================================================

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
   ACT SECTION                                                                             INDENTURE SECTION
---------------                                                                            -----------------
310   (a)(1)....................................................................                  7.10
      (a)(2)....................................................................                  7.10
      (a)(3)....................................................................                  N.A.
      (a)(4)....................................................................                  N.A.
      (a)(5)....................................................................                  7.10
      (b).......................................................................                  7.10
      (c).......................................................................                  N.A.
311   (a).......................................................................                  7.11
      (b).......................................................................                  7.11
      (c).......................................................................                  N.A.
312   (a).......................................................................                  2.6
      (b).......................................................................                  10.3
      (c).......................................................................                  10.3
313   (a).......................................................................                  7.6
      (b)(1)....................................................................                  N.A.
      (b)(2)....................................................................                7.6, 7.7
      (c).......................................................................               7.6, 10.2
      (d).......................................................................                  7.6
314   (a)(4)....................................................................                  10.5
      (b).......................................................................                  N.A.
      (c)(1)....................................................................                  N.A.
      (c)(2)....................................................................                  N.A.
      (c)(3)....................................................................                  N.A.
      (d).......................................................................                  N.A.
      (e).......................................................................                  10.5
      (f).......................................................................                  N.A.
315   (a).......................................................................                  N.A.
      (b).......................................................................                  N.A.
      (c).......................................................................                  N.A.
      (d).......................................................................                  N.A.
      (e).......................................................................                  N.A.
316   (a) (last sentence).......................................................                  N.A.
      (a)(1)(A).................................................................                  N.A.
      (a)(1)(B).................................................................                  6.4
      (a)(2)....................................................................                  N.A.

--------
*     N.A. means not applicable.
      This Cross-Reference Table is not part of this Indenture

TRUST INDENTURE
   ACT SECTION                                                                             INDENTURE SECTION
---------------                                                                            -----------------
      (b).......................................................................                  N.A.
      (c).......................................................................                 10.16
317   (a)(1)....................................................................                  N.A.
      (a)(2)....................................................................                  N.A.
      (b).......................................................................                  N.A.
318   (a).......................................................................                  N.A.
      (b).......................................................................                  N.A.
      (c).......................................................................                  10.1

                                TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
ARTICLE I     DEFINITIONS AND INCORPORATION BY REFERENCE.................................                               1

      SECTION 1.1.  Definitions..........................................................                               1

      SECTION 1.2.  Other Definitions....................................................                             - 8

      SECTION 1.3.  Incorporation by Reference of Trust Indenture Act....................                             - 8

      SECTION 1.4.  Rules of Construction................................................                             - 9

ARTICLE II    THE SECURITIES.............................................................                              10

      SECTION 2.1. Issuable in Series....................................................                              10

      SECTION 2.2.  Establishment of Terms of Series of Securities.......................                              10

      SECTION 2.3.  Execution and Authentication.........................................                              12

      SECTION 2.4.  Registrar and Paying Agent...........................................                              13

      SECTION 2.5.  Paying Agent to Hold Money in Trust..................................                              14

      SECTION 2.6.  Securityholder Lists.................................................                              14

      SECTION 2.7.  Transfer and Exchange................................................                              14

      SECTION 2.8.  Replacement Securities...............................................                              15

      SECTION 2.9.  Outstanding Securities...............................................                              15

      SECTION 2.10.  Treasury Securities.................................................                              16

      SECTION 2.11.  Temporary Securities................................................                              16

      SECTION 2.12.  Cancellation........................................................                              16

      SECTION 2.13.  Global Securities...................................................                              17

      SECTION 2.14.  Defaulted Interest..................................................                              18

      SECTION 2.15.  CUSIP Numbers.......................................................                              18

ARTICLE III   REDEMPTION.................................................................                              18

      SECTION 3.1.  Notices to Trustee...................................................                              18

      SECTION 3.2.  Selection of Securities to Be Redeemed...............................                              19

      SECTION 3.3.  Notice of Redemption.................................................                              19

      SECTION 3.4.  Effect of Notice of Redemption.......................................                              20

      SECTION 3.5.  Deposit of Redemption Price..........................................                              20

      SECTION 3.6.  Securities Redeemed in Part..........................................                              20

ARTICLE IV    COVENANTS..................................................................                              20

      SECTION 4.1.  Payment of Securities................................................                              20

      SECTION 4.2.  Maintenance of Office or Agency......................................                              21

                                TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
      SECTION 4.3.  Reports by the Issuer................................................                              21

      SECTION 4.4.  Compliance Certificate...............................................                              22

      SECTION 4.5.  Corporate Existence..................................................                              22

      SECTION 4.6.  Payment of Taxes and Other Claims....................................                              22

      SECTION 4.7.  Limitation on Indebtedness of Restricted Subsidiaries................                              23

      SECTION 4.8.  Compliance with Laws.................................................                              23

ARTICLE V     SUCCESSOR ISSUER...........................................................                              23

      SECTION 5.1.  When the Issuer May Merge or Transfer Assets.........................                              23

ARTICLE VI    DEFAULTS AND REMEDIES......................................................                              24

      SECTION 6.1.  Events of Default....................................................                              24

      SECTION 6.2.  Acceleration.........................................................                              26

      SECTION 6.3.  Other Remedies.......................................................                              26

      SECTION 6.4.  Waiver of Past Defaults..............................................                              27

      SECTION 6.5.  Control by Majority..................................................                              27

      SECTION 6.6.  Limitation on Suits..................................................                              27

      SECTION 6.7.  Rights of Holders to Receive Payments................................                              28

      SECTION 6.8.  Collection Suit by Trustee...........................................                              28

      SECTION 6.9.  Trustee May File Proofs of Claim.....................................                              28

      SECTION 6.10.  Priorities..........................................................                              28

      SECTION 6.11.  Undertaking for Costs...............................................                              29

      SECTION 6.12.  Waiver of Stay or Extension Laws....................................                              29

ARTICLE VII   TRUSTEE....................................................................                              29

      SECTION 7.1.  Duties of Trustee....................................................                              29

      SECTION 7.2.  Rights of Trustee....................................................                              31

      SECTION 7.3.  Individual Rights of Trustee.........................................                              32

      SECTION 7.4.  Trustee's Disclaimer.................................................                              32

      SECTION 7.5.  Notice of Defaults...................................................                              32

      SECTION 7.6.  Reports by Trustee to Holders........................................                              32

      SECTION 7.7.  Compensation and Indemnity...........................................                              32

      SECTION 7.8.  Replacement of Trustee...............................................                              33

      SECTION 7.9.  Successor Trustee by Merger..........................................                              35

      SECTION 7.10.  Eligibility; Disqualification.......................................                              35

      SECTION 7.11.  Preferential Collection of Claims Against Issuer....................                              35

ARTICLE VIII  DISCHARGE OF INDENTURE; DEFEASANCE.........................................                              36

                                TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
      SECTION 8.1.  Discharge of Liability on Securities; Defeasance.....................                              36

      SECTION 8.2.  Conditions to Defeasance.............................................                              37

      SECTION 8.3.  Application of Trust Money...........................................                              38

      SECTION 8.4.  Repayment to Issuer..................................................                              38

      SECTION 8.5.  Indemnity for Government Obligations.................................                              38

      SECTION 8.6.  Reinstatement........................................................                              38

ARTICLE IX    AMENDMENTS.................................................................                              39

      SECTION 9.1.  Without Consent of Holders...........................................                              39

      SECTION 9.2.  With Consent of Holders..............................................                              40

      SECTION 9.3.  Compliance with Trust Indenture Act..................................                              41

      SECTION 9.4.  Revocation and Effect of Consents and Waivers........................                              41

      SECTION 9.5.  Notation on or Exchange of Securities................................                              41

      SECTION 9.6.  Trustee to Sign Amendments...........................................                              41

ARTICLE X     MISCELLANEOUS..............................................................                              42

      SECTION 10.1.  Trust Indenture Act Controls........................................                              42

      SECTION 10.2.  Notices.............................................................                              42

      SECTION 10.3.  Communication by Holders with Other Holders.........................                              43

      SECTION 10.4.  Certificate and Opinion as to Conditions Precedent..................                              43

      SECTION 10.5.  Statements Required in Certificate or Opinion.......................                              43

      SECTION 10.6.  Rules by Trustee, Paying Agent and Registrar........................                              44

      SECTION 10.7.  Legal Holidays......................................................                              44

      SECTION 10.8.  Governing Law.......................................................                              44

      SECTION 10.9.  No Recourse Against Others..........................................                              44

      SECTION 10.10.  Successors.........................................................                              44

      SECTION 10.11.  Multiple Originals.................................................                              44

      SECTION 10.12.  Appointments Respecting Global Securities..........................                              44

      SECTION 10.13. No Adverse Interpretation of Other Agreements.......................                              44

      SECTION 10.14.  Table of Contents; Headings........................................                              45

      SECTION 10.15.  Severability.......................................................                              45

      SECTION 10.16.  Acts of Holders....................................................                              45

      SECTION 10.17.  Benefit of Indenture...............................................                              46

      SECTION 10.18.  Force Majeure......................................................                              46

      SECTION 10.19.  Consent to Jurisdiction............................................                              47

            INDENTURE, dated as of _____________, between YOUBET.COM, INC., a Delaware corporation (the "Issuer"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture:

                                   ARTICLE I

            DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1. Definitions

            The following terms shall have the following meanings herein:

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

            "Agent" means any Registrar or Paying Agent.

            "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

            "Board of Directors" means, with respect to a corporation, the board of directors thereof, and, with respect to any other entity, the board or committee of such Person having a similar function, or, in any case, any committee of such Board duly authorized to act on behalf of such Board. Unless otherwise specifically provided herein, any reference to the Board of Directors shall be a reference to the Board of Directors of the Issuer.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been adopted by the Board of Directors of the Issuer or pursuant to authorization by the Board of Directors of the Issuer and to be in full force and effect on the date of the certificate and delivered to the Trustee.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Stock" of any Person means all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.2 or such other address as to which the Trustee may give notice to the Issuer.

            "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values as to which such Person is a party or a beneficiary.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Depository" means, with respect to any Securities issuable or issued in whole or in part in global form, the Person specified pursuant to
Section 2.13 as the Depository with respect to such Securities, and any and all successors thereto appointed as depository hereunder and having become such pursuant to the applicable provision of this Indenture.

            "Discount Security" means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

            "Disqualified Stock" means, with respect to any Person and any Series of Securities, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder thereof) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of such Securities; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; and provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such

Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day after the Stated Maturity of such Securities shall not constitute Disqualified Stock.

            "euro" means the single currency of the participating member states of the European Union.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Foreign Currency" means any currency or any currency unit issued by a government other than the government of the United States of America.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in
(i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) the opinions and pronouncements of the Public Company Accounting Oversight Board, (iii) statements and pronouncements of the Financial Accounting Standards Board, (iv) such other statements by such other entity as approved by a significant segment of the accounting profession and (v) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "Global Security" means, with respect to any Series of Securities issued hereunder, a Security that is executed by the Issuer and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and any Board Resolution, supplemental indenture hereto or Officer's Certificate, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of all the outstanding Securities of such Series or any portion thereof, in either case having the same terms, including without limitation, the same Issue Date, date or dates on which principal is due and interest rate or method or determining interest, if any.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hedging Obligations" of any Person means the actual obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means issue, assume, create, Guarantee, incur or otherwise become directly or indirectly liable for; provided, however, that (i) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary unless such Indebtedness or Capital Stock is repaid or redeemed on or promptly following the date on which such Person becomes a Subsidiary; and (ii) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) shall be considered an Incurrence of Indebtedness. The term "Incurrence" when used as a noun shall have a correlative meaning.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

            (ii) all Capitalized Lease Obligations of such Person and all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such Person;

            (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and contingent consideration based on future performance);

            (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit and other contingent liabilities (but only to the extent such contingent liabilities are not reflected as liabilities on the consolidated balance sheet of such Person) securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

            (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to any Preferred Stock (but excluding, in each case, any accrued dividends);

            (vi) all obligations of the type referred to in clauses (i) through
      (v) above, of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (vii) all obligations of the type referred to in clauses (i) through
      (vi) above, of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), other than a pledge of Capital Stock of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary, the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

            (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above or the accreted value thereof, in the case of Indebtedness issued with original issue discount, and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates as to which such Person is a party or a beneficiary.

            "Issue Date" means, with respect to any Series of Securities, the date on which Securities of such Series are originally issued.

            "Issuer Order" means a written order signed in the name of the Issuer by the Issuer's principal executive officer, principal financial officer or principal accounting officer.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Maturity," when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

            "Non-Recourse Debt" means Indebtedness (i) as to which neither the Issuer nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) other than a pledge of the Capital Stock of an Unrestricted Subsidiary or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

            "Officer" means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Issuer, as applicable.

            "Officer's Certificate" means a certificate signed on behalf of the Issuer by any Officer.

            "Opinion of Counsel" means a written opinion from legal counsel (who may be an employee of or counsel to the Issuer) that meets the requirements of
Section 10.4.

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and thereafter the Issuer or a Restricted Subsidiary leases it from such Person.

            "SEC" means the U.S. Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of the Issuer secured by a Lien.

            "Securities" means any debt securities issued from time to time by the Issuer pursuant to the terms of this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any Security, the date specified in such Security as the fixed date on which the payment of principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Trust Officer" means any trust officer, assistant vice president or vice president of the Trustee assigned by the Trustee to administer this Indenture and who shall have direct responsibility for the administration of this Indenture.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Restricted Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (a) immediately after giving effect to such designation no Default shall have occurred and be continuing and
(b) such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Issuer's option.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Issuer all the Capital Stock of which (other than directors' qualifying shares) is owned by the Issuer or another Wholly Owned Subsidiary.

            SECTION 1.2. Other Definitions.

          TERM                                       DEFINED IN SECTION
          ----                                       ------------------
"Act"                                                     10.16(a)
"Authenticating Agent"                                         2.3
"Bankruptcy Law"                                               6.1
"covenant defeasance option"                                8.1(b)
"Custodian"                                                    6.1
"Event of Default"                                             6.1
"legal defeasance option"                                   8.1(b)
"Legal Holiday"                                               10.7
"Paying Agent"                                                 2.4
"Registrar"                                                    2.4
"Retiring Trustee"                                             7.8
"Series"                                                       2.1
"Successor Issuer"                                          5.1(i)

            SECTION 1.3. Incorporation by Reference of Trust Indenture Act. The mandatory provisions of the TIA are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) "herein", "hereof" and other word of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

            (7) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

            (8) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

            (9) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (10) except as otherwise expressly provided, the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

            (11) the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

            (12) except as otherwise expressly provided, all references to the date the Securities of a Series were originally issued shall refer to the date the initial Securities of such Series were originally issued.

                                   ARTICLE II

                                 THE SECURITIES

            SECTION 2.1. Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series (each a "Series"). All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture hereto or an Officer's Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officer's Certificate or supplemental indenture hereto may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest, if any, shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

            SECTION 2.2. Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally in the case of Subsection 2.2(1), and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2(2) through 2.2(21)) by a Board Resolution, a supplemental indenture hereto or an Officer's Certificate pursuant to authority granted under a Board Resolution:

            (1) the title of the Series, including CUSIP numbers (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

            (2) the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

            (3) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);

            (4) the date or dates on which the principal and premium, if any, of the Securities of the Series are payable;

            (5) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

            (6) the place or places where the principal of, premium, if any, and interest, if any, on the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

            (7) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Issuer or otherwise;

            (8) the obligation, if any, of the Issuer to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

            (9) the dates, if any, on which the Issuer will be obligated to repurchase the Securities of the Series at the option of the Holders, the price or prices at which Securities of the Series will be repurchased and other detailed terms and provisions of any repurchase obligations;

            (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

            (11) the forms of the Securities of the Series in bearer or registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities) and, if issuable as Global Securities, the Depository therefor;

            (12) if any Securities of the Series are to be issued as bearer Securities or as one or more global securities representing individual bearer Securities of the Series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer Security of the series payable on any interest payment date prior to the exchange of the temporary bearer Security for definitive bearer Securities of the Series shall be paid to any clearing organization with respect to the portion of such temporary bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on the interest payment date; and the terms upon which a temporary bearer Security may be exchanged for one or more definitive bearer Securities of the Series;

            (13) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2;

            (14) the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, including, but not limited to, the euro, and if such currency of denomination is a composite currency other than the euro, the agency or organization, if any, responsible for overseeing such composite currency;

            (15) the terms, if any, of conversion or exchange of the Securities of the Series;

            (16) the designation of the currency, currencies or currency units in which payment of the principal of, premium, if any, and interest, if any, on the Securities of the Series will be made;

            (17) if payments of principal of, premium, if any, or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

            (18) the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

            (19) the provisions, if any, relating to any security provided for the Securities of the Series;

            (20) any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

            (21) any addition to or change in the covenants set forth in Articles IV or V which applies to Securities of the Series;

            (22) the terms, if any, on which Securities of the Series will be subordinate to other debt of the Issuer;

            (23) any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1, but which may modify or delete any provision of this Indenture insofar as it applies to such Series); and

            (24) any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.

            All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer's Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture hereto or Officer's Certificate.

            SECTION 2.3. Execution and Authentication. At least one Officer shall sign the Securities for the Issuer by manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

            The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the applicable Board Resolution, supplemental indenture hereto or Officer's Certificate, upon receipt by the Trustee of an Issuer Order. Such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officer's Certificate.

            The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the applicable Board Resolution, supplemental indenture hereto or Officer's Certificate delivered pursuant to
Section 2.2, except as provided in Section 2.8.

            Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on the Board Resolution, supplemental indenture hereto or Officer's Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series; provided, however, that if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver
(i) the Board Resolution, supplemental indenture hereto or Officer's Certificate or the Issuer Order otherwise required pursuant to this Section 2.3 or (ii) the Opinion of Counsel otherwise required pursuant to Section 7.2, prior to the authentication of each Security of such Series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such Series to be issued.

            The Trustee may appoint an agent or agents with respect to one or more Series of Securities (each an "Authenticating Agent") acceptable to the Issuer to authenticate the Securities of such Series. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate the Securities of such Series whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

            SECTION 2.4. Registrar and Paying Agent. The Issuer shall, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, (i) appoint an agent (the "Registrar") who shall maintain an office or agency where Securities of such Series may be presented for registration of transfer or for exchange and (ii) an agent (the "Paying Agent") who shall maintain an office or agency where Securities of such Series may be presented for payment. The Registrar shall, with respect to each Series of Securities, keep a register of such Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Registrar or Paying Agent without notice to the Holders.

            In the event the Issuer shall retain any Person not a party to this Indenture as an agent hereunder, the Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.7. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.

            The Issuer hereby appoints the Trustee the initial Registrar and Paying Agent for each Series unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

            SECTION 2.5. Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders of any Series of Securities or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, or interest, if any, on such Series of Securities and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Securities.

            SECTION 2.6. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA Section 312(a). For any such Series of Securities, if the Trustee or any Paying Agent is not the Registrar, the Issuer shall cause the Registrar to furnish to the Trustee or any such Paying Agent, in writing at least five Business Days before each interest payment date and at such other times as the Trustee or any such Paying Agent may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of such Series of Securities, and the Issuer shall otherwise comply with TIA Section 312(a).

            SECTION 2.7. Transfer and Exchange. Where Securities of a Series are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

            Neither the Issuer nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or
(b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

            SECTION 2.8. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security shall provide the Issuer and the Trustee with evidence to their satisfaction that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Issuer.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

            Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            SECTION 2.9. Outstanding Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section
2.9 as not outstanding. A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

            If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a "protected purchaser," as that term is defined in the Uniform Commercial Code.

            If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities of a Series (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities of the Series (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

            SECTION 2.10. Treasury Securities. In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Issuer or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

            SECTION 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may prepare temporary Securities which the Trustee shall authenticate upon an Issuer Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

            SECTION 2.12. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Securities surrendered to them for registration of transfer or exchange or payment. The Trustee shall cancel and dispose of (subject to the record retention requirements of the Exchange
Act) all Securities surrendered for registration of transfer or exchange, payment or cancellation in accordance with its customary procedures for the disposition and cancellation of securities in effect as of the date of such disposition and upon request shall deliver a certificate of such disposal to the Issuer unless the Issuer directs the Trustee to deliver canceled Securities to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

            SECTION 2.13. Global Securities.

            (1) Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officer's Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Security or Securities.

            (2) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if (i) such Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor Depository within 90 days of such event, (ii) the Issuer executes and delivers to the Trustee an Officer's Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have occurred and shall be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms. Except as provided in this Section 2.13(2), a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.

            (3) Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

            "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.7 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF YOUBET.COM, INC."

            (4) Acts of Holders. The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

            (5) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of, premium, if any, and interest, if any, on any Global Security shall be made to the Holder thereof.

            SECTION 2.14. Defaulted Interest. If the Issuer defaults in a payment of interest on a Series of Securities, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the rate specified therefor in such Securities in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed (or upon the Issuer's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this
Section 2.14.

            SECTION 2.15. CUSIP Numbers. The Issuer in issuing Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III

                                   REDEMPTION

            SECTION 3.1. Notices to Trustee. The Issuer may, with respect to the Securities of any Series, reserve the right to redeem and pay such Securities or may covenant to redeem and pay such Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in the Board Resolution, supplemental indenture hereto or Officer's Certificate establishing the terms of such Securities. If a Series of Securities is redeemable and the Issuer wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Securities of such Series pursuant to the terms of such Securities, it shall notify the Trustee and the Paying Agent in writing of the redemption date and the principal amount of such Securities to be redeemed and the redemption price.

            The Issuer shall give the notice at least 45 days but not more than 60 days before the redemption date unless the Trustee and the Paying Agent consent to a shorter period. The record date relating to such redemption shall be selected by the Issuer and set forth in the related notice given to the Trustee and the Paying Agent, which record date shall be not less than 15 days prior to the date selected for redemption by the Issuer.

            SECTION 3.2. Selection of Securities to Be Redeemed. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, a supplemental indenture hereto or an Officer's Certificate, in the case of any partial redemption, selection of the Securities of a Series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate, although no Security of $1,000 in original principal amount or less will be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. Upon request of the Issuer, the Trustee shall notify the Issuer of the Securities or portions of Securities to be redeemed.

            SECTION 3.3. Notice of Redemption. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, a supplemental indenture hereto or an Officer's Certificate, at least 30 days but not more than 60 days before a date for redemption of Securities, the Trustee at the expense of the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

            The notice shall identify the Securities to be redeemed and shall state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3)   the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

            (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (7) the CUSIP number, if any, printed on the Securities being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            The Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.3.

            SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption shall become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date; provided that the Issuer shall have deposited the redemption price with the Paying Agent or the Trustee on or before 12:00 noon (New York City time) on the date of redemption; provided, further, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest, if any, shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.5. Deposit of Redemption Price. By at least 12:00 noon (New York City time) on the date on which any principal of or interest, if any, on any Security is due and payable, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Issuer or a Subsidiary and have been delivered by the Issuer or such Subsidiary to the Trustee for cancellation. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

            If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such redemption price, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

            SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

            SECTION 4.1. Payment of Securities. The Issuer shall promptly pay the principal of, premium, if any, and interest, if any, on the Securities of any Series on the dates and in the manner provided in this Indenture and in the Board Resolution, supplemental indenture hereto or Officer's Certificate establishing the terms of the Securities of such Series. Principal, premium, if any, and interest shall be considered paid on the date due if on or before 12:00 noon

(New York City time) on such date the Trustee or the Paying Agent holds (or, if the Issuer or a Subsidiary is the Paying Agent, the segregated account or separate trust fund maintained by the Issuer or such Subsidiary pursuant to
Section 2.5) in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, the Issuer or such Subsidiary), as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            Notwithstanding anything to the contrary contained in this Indenture, the Issuer or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal, premium, if any, or interest payments hereunder.

            SECTION 4.2. Maintenance of Office or Agency.

            The Issuer shall maintain in the City of New York, an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            SECTION 4.3. Reports by the Issuer. The Issuer, pursuant to TIA
Section 314(a), shall:

            (1) file with the Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

            (2) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Issuer, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (3) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer's Certificates).

            SECTION 4.4. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer's Certificate signed by the chief executive officer, the chief financial officer or the chief accounting officer stating whether or not the signer knows of any Default or Event of Default that occurred during such period. If he does, the certificate shall describe the Default or Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with TIA Section 314(a)(4).

            SECTION 4.5. Corporate Existence. Except as otherwise permitted by
Article V, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the material rights (charter and statutory) and governmental franchises of the Issuer; provided, however, that the Issuer shall not be required to preserve any such material right or governmental franchise, if the Board of Directors shall determine in good faith (such determination to be evidenced by a Board Resolution), that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Subsidiaries, taken as a whole.

            SECTION 4.6. Payment of Taxes and Other Claims. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

            SECTION 4.7. Limitation on Indebtedness of Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

            SECTION 4.8. Compliance with Laws. The Issuer shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for any such noncompliance as would not be reasonably likely to have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries, taken as a whole.

                                   ARTICLE V

                                SUCCESSOR ISSUER

            SECTION 5.1. When the Issuer May Merge or Transfer Assets. Except, in respect of any Series of Securities, to the extent permitted in the Board Resolution, supplemental indenture hereto or Officer's Certificate establishing the terms of such Series of Securities, the Issuer will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all the assets of the Issuer and its Restricted Subsidiaries taken as a whole to, any Person unless:

            (i) the resulting, surviving or transferee Person (the "Successor Issuer") (if not the Issuer) will expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture and shall agree to be subject to all provisions of the Securities and this Indenture; and, if the Successor Issuer is not a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, the Successor Issuer shall (a) irrevocably designate and appoint an agent reasonably satisfactory to the Trustee for service of process in the City of New York as its authorized agent to receive, accept, and acknowledge on its behalf service of process in any legal suit, action or proceeding arising out of or based upon this Indenture, (b) agree that service of process upon such agent shall be deemed and held in every respect to be effective personal service upon it and (c) maintain such appointment (or that of a successor reasonably satisfactory to the Trustee) continuously in effect at all times while the it is obligated under this Indenture or any Security; nothing herein shall adversely affect the Trustee's or any Holder's right to serve process in any other manner;

            (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness that becomes an obligation of the Successor Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing; and

            (iii) the Issuer will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, as set forth in this Indenture, and each stating such other matters as the Trustee may reasonably request.

            The Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but the predecessor Issuer in the case of a conveyance, transfer or lease of all its assets or substantially all its assets will be released from the obligations under this Indenture and the Securities, including without limitation the obligation to pay the principal of, premium, if any, and interest on the Securities.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

            SECTION 6.1. Events of Default. Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officer's Certificate, an "Event of Default" with respect to the Securities of a Series occurs if:

            (1) the Issuer defaults in any payment of interest on any Security of such Series when the same becomes due and payable, and such default continues for a period of 30 days;

            (2) the Issuer defaults in the payment of the principal of any Security of such Series when the same becomes due and payable at its Stated Maturity, upon optional or mandatory redemption, upon required repurchase, upon declaration or otherwise;

            (3) the Issuer fails to comply with its obligations under Article V;

            (4) the Issuer fails to comply with Section 4.3 and such failure continues for 30 days after the notice specified below;

            (5) the Issuer fails to comply with any of its agreements in the Securities of such Series or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

            (6) the Issuer or any Significant Subsidiary of the Issuer fails to pay any Indebtedness within any applicable grace period provided in such Indebtedness after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million or its foreign currency equivalent at the time;

            (7) failure by the Issuer or any Significant Subsidiary of the Issuer to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform) aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

            (8) the Issuer or a Significant Subsidiary of the Issuer pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

            or takes any comparable action under any foreign laws relating to insolvency;

            (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Issuer or any Significant
            Subsidiary of the Issuer in an involuntary case;

                  (B) appoints a Custodian of the Issuer or any Significant
            Subsidiary or for any substantial part of its property of the Issuer or any Significant Subsidiary; or

                  (C) orders the winding up or liquidation of the Issuer or any
            Significant Subsidiary of the Issuer

      (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 90 days; or

            (10) there occurs any other Event of Default provided in a Board Resolution, supplemental indenture hereto or Officer's Certificate for such Series.

            The foregoing will constitute Events of Default in respect of such Series of Securities whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clauses (4) or (5) of this Section 6.1 is not an Event of Default with respect to the Securities of a Series until the Trustee by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such Series by notice to the Issuer and the Trustee, give notice of the Default and the Issuer does not cure such

Default within the time specified in said clauses (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

            The Issuer shall deliver to the Trustee, within 30 days after it obtains knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (6) of this Section
6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or clause (5) of this Section 6.1 and what action the Issuer is taking or proposes to take with respect thereto.

            SECTION 6.2. Acceleration.

            (a) If an Event of Default (other than an Event of Default specified in Section 6.1(8) or (9) with respect to the Issuer) occurs and is continuing with respect to the Securities of a Series, the Trustee by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such Series, by notice to the Issuer and the Trustee, may declare the principal amount of, and accrued but unpaid interest on, all the Securities of such Series to be due and payable. Upon such a declaration, such principal amount and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(8) or (9) occurs and is continuing with respect to the Securities of a Series, the principal amount of, and accrued interest on all outstanding Securities of such Series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Securities of such Series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            (b) In the event of a declaration of acceleration of the Securities of a Series because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.1(6), the declaration of acceleration of the Securities of such Series shall be automatically annulled if the holders of all Indebtedness described in Section 6.1(6) have rescinded the declaration of acceleration in respect of such Indebtedness within 45 days of the date of such declaration, and if the annulment of the acceleration of the Securities of such Series would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Securities of such Series that became due solely because of the acceleration of such Securities, have been cured or waived.

            SECTION 6.3. Other Remedies.

            (a) If an Event of Default occurs and is continuing with respect to the Securities of a Series, the Trustee may pursue any available remedy to collect the payment of the principal amount of, premium, if any, or interest, if any, on the outstanding Securities of such

Series or to enforce the performance of any provision of the Securities of such Series or this Indenture.

            (b) The Trustee may maintain a proceeding even if it does not possess any of such Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

            SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities of a Series then outstanding by notice to the Trustee may on behalf of the Holders of all such Securities waive any past or existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security of such Series or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of
Section 316(a)(1)(B) of the TIA, and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture, as permitted by the TIA.

            SECTION 6.5. Control by Majority. Upon provision of reasonable indemnity to the Trustee satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee, which may rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders of such Series or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            SECTION 6.6. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (i) the Holder gives to the Trustee previous written notice stating that an Event of Default respecting the Securities of a Series held by such Holder is continuing;

            (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such Series make a written request to the Trustee to pursue the remedy;

            (iii) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (v) the Holders of a majority in aggregate principal amount of the outstanding Securities of such Series do not give the Trustee a direction inconsistent with such request within such 60-day period.

            A Holder of Securities of a Series may not use this Indenture to prejudice the rights of another Holder of Securities of that Series or to obtain a preference or priority over another Holder of Securities of that Series.

            SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of, premium, if any, and interest, if any, on the Securities held by such Holder, on or after the respective due dates expressed in such Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

            SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and to distribute the same, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

            SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI respecting the Securities of one or more Series, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.7;

            SECOND: if any Board Resolution, supplemental indenture hereto or Officer's Certificates establishing the terms of any Series of Securities establishes a priority among multiple Series of Securities to which payment is to be applied, then to the Securityholders of each such Series for amounts due and unpaid on the Securities of each such Series for principal, premium, if any, and interest, if any, in the priority so established, according to the amounts due and payable on such Securities for principal amount, premium, if any, and interest, if any, respectively; or, if no such priority is established between multiple Series of Securities to which payment is to be applied, to Securityholders for amounts due and unpaid on the Securities of each such Series for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on all such Securities for principal amount, premium, if any, and interest, if any, respectively; and

            THIRD: to the Issuer or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Securities of a Series pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each such Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities of a Series.

            SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

            SECTION 7.1. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture (as modified or supplemented by a

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

            Board Resolution, a supplemental indenture hereto or an Officer's Certificate) and the TIA and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (as modified or supplemented by a Board Resolution, a supplemental indenture hereto or an Officer's Certificate). However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (as so modified or supplemented).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
            of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.1.

            (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

            SECTION 7.2. Rights of Trustee.


            (a) The Trustee may conclusively rely upon, and shall be fully protected from acting or refraining from acting on, any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may request an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer or by any Holder of the Securities.

            (h) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

            (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with similar rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture (as modified or supplemented by a Board Resolution, a supplemental indenture hereto or an Officer's Certificate) or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.5. Notice of Defaults. If a Default or an Event of Default occurs and is continuing with respect to the Securities of a Series and if it is actually known to the Trustee, the Trustee must mail to each Holder of such Securities notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium (if any) or interest (if any) on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interests of Securityholders.

            SECTION 7.6. Reports by Trustee to Holders.

            (a) Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as any Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

            (b) A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Issuer and filed with the SEC and each stock exchange on which any Securities are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee in writing when any Securities are listed on any stock exchange or any delisting thereof.

            SECTION 7.7. Compensation and Indemnity.

            (a) The Issuer shall pay to the Trustee from time to time such compensation for its services as the Issuer and the Trustee shall from time to time agree upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses, incurred or made by it in connection with the performance of its duties hereunder, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as shall have been caused by its own negligence, willful misconduct or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Issuer of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Issuer thereof. The Issuer shall indemnify each of the Trustee and any predecessor Trustees (and their respective officers, directors, employees and agents) against any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, except to the extent any such loss, damage, claim, liability or expense shall have been caused by its own negligence, bad faith or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder unless the failure to notify the Issuer impairs the Issuer's ability to defend such claim. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Issuer will pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent. The Issuer need not reimburse any expense or indemnify against any loss, damage, claim, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA.

            (b) To secure the Issuer's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of, premium, if any, and interest on particular Securities.

            (c) The Issuer's payment obligations pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(8) or (9) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law, provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

            (d) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

            SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time with respect to the Securities of one or more Series following 30 days notice to the Issuer. The Holders of a majority in principal amount of the outstanding Securities of a Series may remove the Trustee with respect to the Securities of such Series following 30 days notice to the Trustee and the Issuer and may appoint a successor Trustee. The Issuer may remove the Trustee if:

            (i) the Trustee fails to comply with Section 7.10;

            (ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (iii) a receiver or other public officer takes charge of the Trustee or its property;

            (iv) the Trustee otherwise becomes incapable of acting; or

            (v) prior to the issuance and authentication of any Securities, at the sole discretion of the Issuer.

            If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities of a Series and such Holders do not appoint a successor Trustee within a reasonable time, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the "Retiring Trustee"), the Issuer shall promptly appoint a successor Trustee.

            In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the Retiring Trustee an instrument accepting such appointment. Thereupon the resignation or removal of the Retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The Retiring Trustee shall, upon payment of its charges hereunder, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

            In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) Series, the Issuer, the Retiring Trustee and each successor Trustee with respect to the Securities of one or more Series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the Retiring Trustee with respect to the Securities of the Series to which the appointment of such successor Trustee relates, (b) if the Retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the Retiring Trustee with respect to the Securities of that or those Series as to which the Retiring Trustee is not retiring shall continue to be vested in the Retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Thereupon the resignation or removal of the Retiring Trustee shall become effective to the extent provided therein, and each such successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to the Securities of the Series to which the appointment of such successor Trustee relates. Each successor Trustee shall mail a notice of its succession to the Securityholders of the Series to which its appointment relates. The Retiring Trustee shall promptly transfer all property held by it as Trustee hereunder with respect to the Securities of the Series to which the appointment of such successor Trustee relates, subject to the lien provided for in Section 7.7.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

            If a successor Trustee does not take office within 30 days after the Retiring Trustee resigns or is removed, the Retiring Trustee or the Holders of 10% in principal amount of the outstanding Securities of a Series may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee for such Securities.

            If the Trustee fails to comply with Section 7.10, any Holder of Securities of a Series who has been a Securityholder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of that Series.

            SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article VII and TIA Section 3.10(a).

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any Securities of a Series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any Securities of a Series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that is provided anywhere in such Securities or in this Indenture.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section

311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated. The Trustee hereby waives any right to set off any claim that it may have against the Issuer in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Issuer held by the Trustee.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

            SECTION 8.1. Discharge of Liability on Securities; Defeasance.

            (a) When (i) the Issuer delivers to the Trustee all outstanding Securities of a Series (other than Securities replaced pursuant to Section 2.8) for cancellation or (ii) all outstanding Securities of a Series have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III or the Securities of a Series will become due and payable at their Stated Maturity within 91 days, or the Securities of a Series are to be called for redemption within 91 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and, in each case of this clause (ii), the Issuer irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities of that Series, including interest thereon, if any, to maturity or such redemption date (other than Securities replaced pursuant to Section 2.8), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture (including the obligations of any Board Resolution, supplemental indenture hereto or Officer's Certificate) shall, subject to Section 8.1(c), cease to be of further effect with respect to such Series of Securities. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to such Series of Securities (including the obligations of any Board Resolution, supplemental indenture hereto or Officer's Certificate relating to such Series) on demand of the Issuer accompanied by an Officer's Certificate and an Opinion of Counsel from the Issuer that all conditions precedent provided for herein relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Issuer.

            (b) Subject to Sections 8.1(c) and 8.2, the Issuer at any time may terminate (i) all of its obligations under the Securities of a Series and under this Indenture with respect to such Series (including the obligations of any Board Resolution, supplemental indenture hereto or Officer's Certificate relating to such Series) ("legal defeasance option") or (ii) its obligations under Sections 4.4, 4.6 and 4.7 and the operation of Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7), 6.1(8) (but only with respect to a Significant Subsidiary) and 6.1(9) (but only with respect to a Significant Subsidiary) with respect to a Series of Securities ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Issuer exercises its legal defeasance option with respect to a Series of Securities, payment of the Securities of such Series may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option with respect to a Series of Securities, payment of the Securities of such Series may not be accelerated because of an Event of Default specified in Section 6.1(4), 6.1(5), 6.1(6), 6.1(7), 6.1(8) (but only with respect to a Significant Subsidiary) or 6.1(9) (but only with respect to a Significant Subsidiary).

            Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.4, 2.5, 2.6, 2.8, 4.1, 4.5, 7.7, 7.8, 8.4, 8.5 and 8.6
shall survive until the Securities have been paid in full. Thereafter, the Issuer's obligations in Sections 7.7, 8.4 and 8.5 shall survive such satisfaction and discharge.

            SECTION 8.2. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to a Series only if:

            (i) the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest, if any, when due on all outstanding Securities of that Series (except Securities replaced pursuant to Section 2.8) to maturity or redemption, as the case may be;

            (ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest, if any, when due on all outstanding Securities of such Series (except Securities replaced pursuant to Section 2.8) to maturity or redemption, as the case may be;

            (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(8) or (9) with respect to the Issuer occurs which is continuing at the end of the period;

            (iv) the deposit does not constitute a default under any other material agreement binding on the Issuer;

            (v) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (vi) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

            (viii) the Issuer delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of such Series as contemplated by this Article VIII have been complied with.

            Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

            SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of, premium, if any, and interest, if any, on the defeased Securities.

            SECTION 8.4. Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal, premium, if any, or interest, if any, that remains unclaimed for one year after such principal, premium, if any, and interest have become due and payable, and, thereafter, Securityholders entitled to the money must look to the Issuer for payment as general creditors.

            SECTION 8.5. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

            SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the

Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, (a) if the Issuer has made any payment of interest or premium on or principal of any Securities following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Issuer promptly after receiving a written request therefor at any time, if such reinstatement of the Issuer's obligations has occurred and continues to be in effect.

                                   ARTICLE IX

                                   AMENDMENTS

            SECTION 9.1. Without Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Securities of any Series without notice to or consent of any Securityholder:

            (i) to cure any ambiguity, defect or inconsistency;

            (ii) to comply with Article V;

            (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (iv) to add Guarantees with respect to any Series of Securities;

            (v) to secure any Series of Securities;

            (vi) to add to the covenants of the Issuer for the benefit of the Securityholders of all or any Series of Securities or to surrender any right or power herein conferred upon the Issuer or to provide any additional right or benefit to the Securityholders of all or any Series of Securities;

            (vii) to make any change to the Securities of all or any Series of Securities that does not, in the good faith opinion of the Board of Directors, materially and adversely affect the rights of any Holder of Securities of such Series;

            (viii) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

            (ix) to establish the form or terms of Securities of any Series as permitted by Section 2.1; and

            (x) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of
      Section 7.8.

            After an amendment under this Section 9.1 becomes effective, the Issuer shall mail to Holders of the affected Securities a notice briefly describing such amendment. The failure to give such notice to all such Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

            SECTION 9.2. With Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Securities of a Series without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series (including consents obtained in connection with a purchase of or tender offer or exchange for Securities) affected by such amendment. However, without the consent of each Securityholder of an outstanding Security affected, an amendment may not:

            (i) reduce the principal amount of Securities whose Holders must consent to an amendment;

            (ii) reduce the rate of, or extend the time for payment of, interest on any Security;

            (iii) reduce the principal or extend the Stated Maturity of any Security;

            (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

            (v) make any Security payable in money other than that stated in the Security;

            (vi) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

            (vii) in the case of any Securities that are subordinated, modify the provisions of such Securities with respect to subordination of such Securities in a manner materially adverse to the Holders thereof; or

            (viii) make any change in this second sentence of Section 9.2.

            An amendment which changes or eliminates any covenant or other provision of this Indenture which has been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

            It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section 9.2 becomes effective, the Issuer shall mail to Holders of the affected Securities a notice briefly describing such amendment. The failure to give such notice to all such Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

            SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or any Securities shall comply with the TIA as then in effect.

            SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. In the case of an amendment or waiver respecting this Indenture, after such amendment or waiver becomes effective, it shall bind every Securityholder. In the case of an amendment or waiver respecting the Securities of a Series, after such amendment or waiver becomes effective, it shall bind every Holder of Securities of such Series.

            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of the Securities of a Series, the Trustee may require the Holders of such Securities to deliver them to the Trustee. The Trustee may place an appropriate notation on such Securities regarding the changed terms and return them to such Holders. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for such Securities shall issue and the Trustee shall authenticate new Securities that reflect the changed terms. Failure to make the appropriate notation or to issue new Securities shall not affect the validity of such amendment.

            SECTION 9.6. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not materially and adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be provided with indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 10.4, an Officer's Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article IX.

                                   ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

            SECTION 10.2. Notices. Any notice or communication shall be in writing and delivered in person, transmitted by facsimile machine, or mailed by first-class mail or overnight air courier guaranteeing next day delivery addressed as follows:

            if to the Issuer:

                  YouBet.com, Inc.
                  5901 De Soto Avenue
                  Woodland Hills, California  91367
                  Facsimile: (818) 668-2101
                  Telephone: (818) 668-2100

                  Attention:  General Counsel

            if to the Trustee:

                  The Bank of New York Trust Company, N.A.
                  700 South Flower Street, Suite 500
                  Los Angeles, California  90017
                  Facsimile: (213) 630-6298
                  Telephone: (213) 630-6493

                  Attention: Corporate Unit

            The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            The Trustee agrees to accept and act upon facsimile transmission of written instructions and directions pursuant to this Indenture given by the Insurer, provided, however, that: (i) the Issuer, subsequent to such facsimile transmission of written instructions or directions, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (ii) such originally executed instructions or directions shall be signed by an Officer of the Issuer; provided however, that the failure of the Issuer to subsequently provide originally executed instructions or directions to the Trustee shall not invalidate the written instructions or directions transmitted by the Issuer to the Trustee via facsimile.

            All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five

Business Days after being deposited in the mail, postage prepaid, if mailed; when telephonic acknowledgment of receipt is obtained, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier promising next Business Day delivery.

            Any notice or communication to a Securityholder shall be mailed, by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery, including any notice delivered in connection with TIA Sections 310(b), 313(c), 314(a) and 315(b), to it at its address as set forth on the registration books of the Registrar and shall be sufficiently given to it if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA
Section 313(c). Any notice or communication mailed to a Securityholder shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 10.3. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 10.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the
Trustee:

            (i) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.

            SECTION 10.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 10.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions; provided, however, that no such rule shall conflict with the terms of this Indenture or the TIA.

            SECTION 10.7. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

            SECTION 10.8. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 10.9. No Recourse Against Others. No director, officer, employee, agent, incorporator, stockholder, member, manager or partner of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Securities, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities.

            SECTION 10.10. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 10.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 10.12. Appointments Respecting Global Securities. The Issuer initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

            SECTION 10.13. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its

Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 10.14. Table of Contents; Headings. The table of contents, cross- reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            SECTION 10.15. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 10.16. Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section 10.16.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) Notwithstanding anything to the contrary contained in this
Section 10.16, the principal amount and serial numbers of Securities held by any Holder, and the date of holding the same, shall be proved by the register of the Securities maintained by the Registrar as provided in Section 2.4.

            (d) If the Issuer shall solicit from the Holders of all or any Series of the Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to resolutions of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section
2.6 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

            (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so itself with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

            SECTION 10.17. Benefit of Indenture. Nothing in this Indenture or any Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 10.18. Force Majeure. The Trustee shall not be considered in breach of or default in its obligations with respect to any obligations created hereunder or progress in respect thereto, in the event of enforced delay in the performance of such obligations due to unforeseeable causes beyond its control and without its fault or negligence, including but not limited to: acts of God or of the public enemy, acts of a government, acts of the other party, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, earthquakes, explosion, mob violence, riot, inability to procure or general sabotage or rationing of labor, equipment, facilities, sources of energy, material or supplies in the open market, malicious mischief, condemnation, and unusually severe weather or delays of suppliers or subcontractors due to such causes or any similar events and/or occurrences beyond the control of the Trustee; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

            SECTION 10.19. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York, or in the federal courts of the United States of America located in the City of Los Angeles or the courts of the State of California, in each case located in the City of Los Angeles (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party's address set forth above, or to any agent appointed pursuant to
Section 5.1(i), shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts, and they irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding has been brought in an inconvenient forum.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                                YOUBET.COM, INC.

                                                By: ____________________________
                                                    Name: ______________________
                                                    Title: _____________________

                                                THE BANK OF NEW YORK TRUST
                                                    COMPANY, N.A., as Trustee

                                                By: ____________________________
                                                    Name: ______________________
                                                    Title: _____________________